EXHIBIT 23.





                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We hereby consent to the publication of our report dated May 6, 2001 on the financial statements in the Quarterly Report on form 10-QSB of Can-Cal Resources, Ltd. for the three ended March 31, 2001 and 2000.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
May 11, 2001


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